EXHIBIT 4.1

ITT CORPORATION
INCORPORATED UNDER THE LAWS OF                      CUSIP 450911201
THE STATE OF INDIANA
THIS CERTIFIES that
SPECIMEN
is the owner of
CERTIFICATE OF STOCK
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
PAR VALUE $1.00 PER SHARE, OF

ITT CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent and Registrar), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: _________________________

_______________________________ Corporate Secretary	[ITT Corporation Seal]	_______________________________ Chief Executive Officer and President

Countersigned and Registered:

Wells Fargo Shareowner Services
Transfer Agent and Registrar
By:
Authorized Signature

ITT CORPORATION
The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the Transfer Agent and Registrar named on the face hereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM    -    as tenants in common    UNIF GIFT MIN ACT-      Custodian
TEN ENT    -    as tenants by the entireties    (Cust)    (Minor)
JT TEN    -    as joint tenants with right of under Uniform Gifts to Minors Act survivorship and not as tenants
in common    (State)
Additional abbreviations may also be used although not in the above list.

For Value Received      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________ Shares of the common stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A COMMERCIAL BANK, TRUST COMPANY, SECURITIES BROKER/DEALER, CREDIT UNION OR A SAVINGS ASSOCIATION PARTICIPATING IN A SIGNATURE GUARANTEE MEDALLION PROGRAM.